                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
  1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        INTERNATIONAL ELECTRONICS, INC.


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee paid previously with preliminary materials

                        INTERNATIONAL ELECTRONICS, INC.
                              427 TURNPIKE STREET
                         CANTON, MASSACHUSETTS  02021

                         ________________________

                   NOTICE OF SPECIAL MEETING IN LIEU OF THE
                        ANNUAL MEETING OF SHAREHOLDERS

                         ________________________


          Notice is hereby given that a Special Meeting in Lieu of the Annual Meeting of Shareholders of International Electronics, Inc., a Massachusetts corporation (the "Company") will be held at the offices of Cohan, Rasnick, Myerson & Marcus LLP, One State Street, Boston, Massachusetts 02109 at 10:00 a.m., local time, on Wednesday, April 7, 1999, for the following purposes:

     1. To elect a Board of four Directors to serve until the next annual meeting and until their successors are chosen and qualified.

     2.   To adopt a 1999 Stock Option Plan.

     3.   To transact such other business as may come before the meeting.

          Only shareholders of record at the close of business on February 24, 1999 are entitled to notice of and to vote at the meeting.

          Please complete, sign, and date the enclosed proxy, and mail it as promptly as possible in the enclosed self-addressed envelope. If you attend the meeting and desire to vote in person, the proxy will not be used.

                                      By order of the Board of Directors,


                                      Peter Myerson, Clerk


March 4, 1999

                        INTERNATIONAL ELECTRONICS, INC.
                              427 TURNPIKE STREET
                         CANTON, MASSACHUSETTS  02021

                            ----------------------
                                Proxy Statement
                            ----------------------

     The accompanying proxy is solicited by the Board of Directors of International Electronics, Inc., a Massachusetts corporation (the "Company") for use at a Special Meeting in Lieu of the Annual Meeting of Shareholders to be held April 7, 1999.

                              PROXY SOLICITATION

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. No dissenter to any action proposed will have any right to appraisal as a result of voting against a proposed action. The cost of this solicitation shall be borne by the Company. Solicitation of the Proxies by telephone or in person may be made by the Company's Directors, Officers or other employees, but any such solicitations will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitations. The approximate date on which this Proxy Statement and the accompanying proxy card will be mailed to shareholders is March 4, 1999.

                      INFORMATION AS TO VOTING SECURITIES

     Each outstanding share of the Company's common stock, $.01 par value per share, is entitled to one vote. Only shareholders of record at the close of business on February 24, 1999 will be entitled to vote at the meeting. On that date, there were 1,493,301 shares of common stock of the Company outstanding.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Set forth below is information concerning ownership of the Company's common stock as of February 10, 1999 (i) by all persons known by the Company to own beneficially 5% or more of the outstanding common stock, (ii) by each director and each of the two executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement and (iii) by all directors and executive officers as a group.

                                                           PERCENT OF
                                             NUMBER OF    COMMON STOCK
           NAME                             SHARES/(1)/    OUTSTANDING
           ----                             -----------   -------------
Executive Officers and Directors:

     John Waldstein                         220,256/(2)/          13.7%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     James Brierley, Jr.                     25,076/(5)/           1.7%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     Heath Paley                             40,097/(3)/           2.6%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

                                                 NUMBER OF    COMMON STOCK
     Name                                       SHARES/(1)/    OUTSTANDING
     ----                                       ------------  -------------
     Kenneth Moyes                               14,000/(6)/            .9%
     526 Boston Post Road
     Wayland, Massachusetts

     Diane Balcom                                15,935/(4)/           1.1%
     1709 Boulevard of the Allies, Suite 100
     Pittsburgh, Pennsylvania

     All executive officers and directors       342,247/(7)/          20.2%
      as a group (6 persons)

5% SHAREHOLDERS:

     Warren Paley                                    217,267          14.5%
     3 Mill Street
     New Baltimore, New York

(1) Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the shares set forth. No arrangements are known to the Company, which may result in a change in control. The number of shares shown does include shares which may be acquired through the exercise of options and warrants, which are exercisable currently or within sixty (60) days after February 10, 1999.

(2) Includes vested options and warrants to purchase an aggregate 112,417 shares of the Company's common stock granted at prices ranging from $.74- $2.12 per share. Includes 6,234 shares of common stock held by Mr. Waldstein's wife. Mr. Waldstein disclaims beneficial ownership of these shares.

(3) Includes vested options to purchase an aggregate 31,412 shares of the Company's common stock granted at prices ranging from $.75-$6.48 per share.

(4) Includes vested options to purchase an aggregate 14,387 shares of the Company's common stock granted to Diane Balcom and Balcom & Associates at prices ranging from $.72-$2.12 per share.

(5) Includes vested options and warrants to purchase an aggregate 17,500 shares of the Company's common stock granted at prices ranging from $1.36-$1.58 per share.

(6) Includes 4,000 shares of common stock held in trust for the benefit of Mr. Moyes' minor children. Mr. Moyes serves as co-trustee of two such trusts.

(7) Includes vested options and warrants to purchase an aggregate 200,966 shares of the Company's common stock granted at prices ranging from $.72- $6.48 per share.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Shares represented by proxies in the enclosed form, unless the proxies otherwise direct, will be voted to elect the following individuals to the Company's Board of Directors: John Waldstein, Heath Paley, Diane Balcom, and Kenneth Moyes.

     The following table sets forth the name and age of each executive officer, director and nominee of the Company. The narrative following the table describes the principal employment of each executive officer, director and nominee. For each person presently serving as director, the table sets forth the date on which he/she was first elected director.

                                                  POSITION WITH                               DIRECTOR
NAME                           AGE                THE COMPANY                                  SINCE
----                          -----               -----------                                 --------
John Waldstein                   45               President, Chief Executive Officer,             1982
                                                  Treasurer and Chairman of the Board

James Brierley, Jr.              47               Vice President of Sales and Marketing              -

Christopher Hentschel            54               Vice President of Engineering                      -

Heath Paley                      50               Director                                        1990

Diane Balcom                     56               Director                                        1989

Kenneth Moyes                    42               Director                                        1998

     Directors of the Company hold office until the shareholders' next annual meeting and thereafter until their successors are chosen and qualified. The officers of the Company hold office until their successors are chosen and qualified.

     The following is a summary of the background of those individuals listed in the above table:

     John Waldstein has been employed by the Company since 1978, has been Treasurer since March, 1982, was Vice President between January, 1983 and May, 1988, Chief Operating Officer from February, 1988 to May, 1988, President and Chief Executive Officer since May, 1988 and Chairman of the Board since November, 1990. Mr. Waldstein is a graduate of Harvard College. See "Executive Compensation."

     James C. Brierley, Jr. has been employed by the Company since October 1995. Initially engaged as a consultant to develop a business strategy for the Company's line of industrial access control products, he was appointed Director of Sales and Marketing in October 1997 and was appointed Vice President of Sales and Marketing in April 1998. Prior to joining the Company, from September 1994 to September 1995, he was the Vice President of Product Marketing for The Shareholders Services Group, a division of First Data Corporation. From 1981 to June 1994, he was employed by Digital Equipment Corporation where he became Director of Product management specializing in distributed database client server products. Prior to that, Mr. Brierley was a Certified Public Accountant with Coopers & Lybrand.

     Christopher Hentschel was appointed the Company's Vice President of Engineering in March, 1995 and had previously been Chief Engineer since 1989. Before joining the Company, Mr. Hentschel was a founder and Vice President of Engineering of Guard Aware, Inc. Mr. Hentschel is a graduate of Wentworth Institute.

     Heath Paley became a member of the Board of Directors in 1990. Since May 1996, Mr. Paley has been a self-employed computer consultant. He had been the Company's director of Management Information Systems from September 1994 until May 1996 and was the Company's Chief Operating Officer and Executive Vice President from June 1990 to August 1994. From 1983 to June 1990, Mr. Paley was President and a founder of Ecco Industries, Inc. From 1980 to 1983, he was President of the Maine Woods Shoe Division of Bennett Industries. Heath Paley is the son of Warren Paley. See "Security Ownership of Certain Beneficial Owners and Management."

     Diane Balcom became a member of the Board of Directors in July, 1989.
Since October 1998, Ms. Balcom has been the Executive Director of the Pittsburgh Mercy Foundation. From September 1997 to September 1998, she held the position of Director of Development for Children's Hospital of Pittsburgh. From August 1994 to August 1997, Ms. Balcom was the Chapter Director of the Juvenile Diabetes Foundation of Western Pennsylvania. She has been an advisor to the Company on corporate and financial matters since 1985. From January 1989 to August 1994, Ms. Balcom operated a consulting practice, which provided services related to private and public financing for small and medium-sized companies. From March 1987 to January 1989, she served as Vice President and Chief Financial Officer for Environmental Diagnostics, Inc., a publicly held company. Prior to that, Ms. Balcom held various senior management positions in Corporate Finance and Research for 13 years with brokerage firms on the West Coast.

     Kenneth Moyes was appointed to the Board of Directors in October 1998. Since August 1994, Mr. Moyes has been the President and founder of EH Publishing, Inc., an information provider for the home systems industry. From January 1990 to May 1994, Mr. Moyes served as President and Chief Executive Officer of Arius, Inc., an international distributor of security products. During May 1995, Arius filed for bankruptcy. Prior to that, Mr. Moyes was employed by Geneva Merchant Bankers as a junior partner, founded Moyes and Company, a management consulting firm, and was a Certified Public Accountant with Peat, Marwick, Mitchel and Company.

     In October 1998, Messrs. Moyes and Waldstein each received options under the Company's non-qualified stock option plan to purchase 5,000 and 4,500 shares, respectively, of common stock at an exercise price of $1.17. The options vest over a four-year period.

     During the fiscal year ending August 31, 1998, the Board of Directors held 8 meetings (including regularly scheduled, telephone, special meetings and actions by unanimous written consent).

     The Board of Directors has an audit committee but no nominating committee. The audit committee is comprised of John Waldstein, Heath Paley and Diane Balcom. The audit committee is responsible for financial oversight and review of potential conflicts of interest. The audit committee was formed on February 9, 1998, and had no meetings during fiscal 1998. The Company's compensation committee of the Board of Directors is comprised of Heath Paley and Diane Balcom. The compensation committee is responsible for evaluating and approving the compensation arrangements for each of the Company's executive officers, including the granting of options to purchase shares of common stock under the Company's Employee Stock Option Plans. The compensation committee, during the year ended August 31, 1998, held 2 meetings. The Company has no nominating committee.

     At the last annual meeting, shareholders elected a Board of Directors for the ensuing year. The Board which was elected consisted of John Waldstein, Diane Balcom, and Heath Paley.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for each of the last three fiscal years ending August 31, 1998, of the Company's President and Chief Executive Officer, and two other executive officers of the Company who received at least $100,000 of compensation during any of these years (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                                            ------------
                               ANNUAL COMPENSATION(2)         OPTIONS       ALL OTHER
                        -----------------------------------
NAME                    YEAR   SALARY   COMMISSION/BONUS(3)   (SHARES)   COMPENSATION(1)
----                    ----  --------  -------------------  ----------  ---------------
John Waldstein          1998  $137,947           $27,000      15,000           $9,180
 President, Chief       1997   135,000             2,100      10,000(5)         9,180
 Executive Officer      1996   135,519             4,750           -            9,180

James Brierley, Jr.     1998    89,250            25,100      10,000                -
 Vice President of      1997    85,000            18,000           -                -
 Sales and Marketing    1996    63,096            15,000      20,000                -

Robert Voosen (4)       1998    51,539                 -           -                -
 Executive Vice         1997   100,000                 -       9,000(5)             -
 President              1996   100,416            12,349           -                -

(1) Represents the cost of a split dollar whole life insurance policy with a face value of $755,000 as of August 31, 1998. The Company is a beneficiary of such policy to the extent of all premiums paid upon the death of John Waldstein. Mr. Waldstein may purchase this policy upon termination of his employment for the then current cash surrender value.

(2)  Does not include perquisites which do not exceed 10% of annual salary.

(3) Amount represents commissions and/or bonus earned during the applicable year.

(4)  Mr. Voosen resigned as an officer of the Company in September, 1997.

(5) Represents warrants granted to purchase 10,000 and 9,000 shares of common stock granted to Messrs. Waldstein and Voosen, respectively, at an exercise price of $2.12 per share exercisable for a ten-year period.

     The Company's Board of Directors, commencing in fiscal 1993, established an annual bonus plan for officers and certain key employees. The available funds for the plan shall be up to five percent of income before taxes. The final amount and subsequent distribution to employees shall be determined by the Company's Compensation Committee.

COMPENSATION ON INVOLUNTARY TERMINATION

     John Waldstein has an employment contract with the Company which provides for certain compensation to be paid to him if he is discharged by the Company without cause before the end of the term of his contract. Mr. Waldstein has a three-year employment contract which self-renews for a three-year term on January 1 of each year, the anniversary date of his employment contract. John Waldstein's current minimum annual salary under his contract is approximately $140,000, subject to adjustment for inflation. The salary of this officer is subject to performance reviews and annual adjustment by the Board of Directors of the Company.

     If the employment of John Waldstein is terminated by the Company without cause, (including an involuntary relocation due to an acquisition), the Company is obligated to pay the greater of an amount equal to one times his annual salary on the date of termination or the salary to the conclusion of the contract period. As of February 1, 1999, John Waldstein's salary to the conclusion of his contract period is approximately $416,000, plus cost of living adjustment.

YEAR END OPTION TABLE

     The following table sets forth the number and value of unexercised options held as of August 31, 1998 by the Named Executive Officers:

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR END OPTION VALUES

                                                                    VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED                 IN-THE-MONEY OPTIONS AT
                         OPTIONS AT END OF FISCAL 1998              END OF FISCAL 1998 (2)
                         -----------------------------            --------------------------
NAME                      EXERCISABLE   UNEXERCISABLE             EXERCISABLE  UNEXERCISABLE
----                     -------------  --------------            -----------  -------------
John Waldstein (1)(3)          106,167          22,500                $68,689         $3,928
James Brierley (1)              10,000          20,000                  3,663          7,975

(1)  There were no options exercised during fiscal 1998.

(2) Difference between the fair market value of the underlying common stock on November 1, 1998 and the exercise price.

(3) Includes warrants to purchase an aggregate of 35,000 shares of common stock. See "Summary Compensation Table - Note 5" herein and see Note 9 to the Consolidated Financial Statements.

COMPENSATION OF DIRECTORS

     Effective June 1998, the directors who are not officers receive $500 for each Board of Directors meeting and $500 for each Committee meeting that they attend in person or by telephone conference call. For the fiscal year ended August 31, 1998, Ms. Balcom was paid $1,000 in director's fees. In June 1998, Ms. Balcom and Mr. Paley, two of the Company's non-employee directors, each received options under the Company's non-qualified stock option plan to purchase 2,500 shares of common stock at an exercise price of $1.67. These options vest monthly over a one-year period.

OTHER MATTERS

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all filing requirements applicable under Section 16(a) to its executive officers, directors, and 10% stockholders were complied with for fiscal 1998, except that Mr. Brierley filed his form 5 late.


                                 PROPOSAL TWO
                      ADOPTION OF 1999 STOCK OPTION PLAN

     At the meeting, the shareholders will be asked to approve the adoption of a 1999 stock option plan (the "1999 Plan") authorizing the issuance of 175,000 shares of the Company's $.01 par value Common Stock under the Plan. In January 1999, the Board of Directors unanimously approved the proposed Plan, subject to shareholder approval. A copy of the 1999 Plan is attached.

     The Board of Directors believes that the 1999 Plan is necessary to continue to fulfill its purpose of assisting the Company in attracting and retaining officers and other key employees, outside directors, and consultants, motivating them to increase shareholder value and enabling them to participate in the value which has been created and to have a mutuality of interests with other shareholders. At August 31, 1998, only 22,922 shares remain available for future grants from the Company's current non-qualified stock option plans. At the present time none of the options in the 1999 Plan have been allocated to any party.

     The 1999 Plan provides for the issuance of either incentive stock options under Section 422 of the 1986 Internal Revenue Code, as amended, or non-qualified stock options. To the extent that either form of stock option is granted, they will reduce the pool of Common Stock available under the 1999 Plan.

     While the effect of the issuance of all the shares which are available under the 1999 Plan would represent a dilution in the ownership interests of the current shareholders, it should be kept in mind that the shares available under the 1999 Plan are only issued upon the payment of the fair market value of those shares on the date the option is granted. This means that some money will be paid to the Company if the options are exercised and that such payments will reduce the effect of the dilution of current shareholders' interests.

     DESCRIPTION OF THE PLAN

     Administration of the Plan.  The Plan is administered by the Board of
     ---------------------------
Directors or by a committee of at least two members of the Board of Directors who meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 relating to "disinterested" administrators of a stock plan (the "Board"). The Board may from time to time adopt such rules and regulations as it deems advisable for the administration of the 1999 Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the 1999 Plan.

     Grant of Options.  Options may be granted under the 1999 Plan for a total
     -----------------
of 175,000 shares of Common Stock. The 1999 Plan will remain in existence for ten years. The Board determines the terms of options granted under the Plan, including whether the options are incentive options under Section 422 of the Internal Revenue Code, or non-qualified options, the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable, which could be as long as 10 years from the date of grant. The options may be granted to employees, non-employee directors, and consultants.

     Terms and Conditions of Options.  The Board may impose on an option any
     --------------------------------
additional terms and conditions which it deems advisable and which are not inconsistent with the 1999 Plan. The exercise price of any option granted under the 1999 Plan must not be less than 100% of the fair market value of a share of Common Stock as of the date of grant. In connection with a merger, sale of all the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, all options shall accelerate and be currently exercisable. No option granted under the 1999 Plan is transferrable by the optionee other than by will or the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     Exercise of Options.  An optionee may exercise less than all of the vested
     --------------------
portion of an option, in which case such unexercised portion shall continue to remain exercisable, subject to the terms of the 1999 Plan, until the option terminates.

     Termination of Options.  Subject to certain exceptions with respect to
     -----------------------
death or disability, each option granted under the Plan terminates (i) the number of years after the date of grant as is designated by the Board, or (ii) three months following the termination of the employment by the Company, or by its parent or subsidiary, of an employee to whom the option is granted.

     FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options.  The Company anticipates that all options granted
     ------------------------
under the 1999 Plan and treated by the Company as "incentive stock options", that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others:

     a.   The optionee will recognize no income at the time of grant.

     b. Upon exercise of the incentive stock option, no income will result to any party.

     c. If there is no disposition of the shares until a date that is both (i) two years from the grant of a stock incentive option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between his amount realized and the option price. Any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee.

     d. In the event of the tax treatment to the employee described in (c) above, the Company receives no deduction in connection with the transaction.

     e. Certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

     Non-qualified Stock Options.  The Company anticipates that all non-
     ----------------------------
qualified stock options granted under the 1999 Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others:

     a.   The optionee will recognize no income at the time of grant.

     b. Upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares.

     c. If the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to him. Such gain or loss will be long-term or short-term depending on whether such shares are held for longer than one year or not. The adjusted basis usually (but not always) will include the option price plus any ordinary income described in (b) with respect to such shares.

     d. In any year in which an employee reports compensation as a result of the grant or exercise of a non-qualified stock option, the Company would receive a business expense deduction in the same amount as such reported compensation.

     VOTE REQUIRED FOR APPROVAL

     If a quorum of the Company's shares is represented at the meeting, a vote of a majority of such quorum is required to approve Proposal 2 with respect to the adoption of the 1999 Stock Option Plan. A quorum for this action is a majority of the issued and outstanding shares of the Company's common stock. Shareholders who vote against the proposal do not have any appraisal or similar right if the vote is approved. Thus, neither shareholders who vote against the proposal nor shareholders who abstain from voting will acquire any such appraisal or similar rights. Only votes cast in favor of the proposal will be counted.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF A 1999 STOCK OPTION PLAN AND RECOMMENDS TO THE SHAREHOLDERS A VOTE FOR THIS PROPOSAL.


                             INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent auditors since 1982. The Company's management anticipates that Deloitte & Touche LLP will also serve as the Company's auditors in connection with the financial statements to be prepared for the fiscal year ending August 31, 1999. No representative of Deloitte & Touche LLP is expected to attend the meeting of Shareholders.

                           PROPOSALS BY SHAREHOLDERS

     Any Shareholder who wishes to include a proposal for presentation at the next annual meeting of the Company must send such proposal to the Company and such proposal must be received by the Company no later than November 4, 1999. Any proposal submitted by a Shareholder must comply with the provision of Rule 14A-8 of the Exchange Act of 1934 as amended.

                                 OTHER MATTERS

     As of the date hereof, the Company has not been informed of any matters to be presented for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein.

                             FINANCIAL STATEMENTS

     A copy of the Company's Annual Report for the fiscal year ending August 31, 1998 and the Company's Form 10-QSB for the quarter ending November 30, 1998 is being mailed to all shareholders herewith. The Annual Report and the Company's Form 10-QSB are not to be regarded as proxy solicitation material.

     Shareholders are urged to sign the enclosed form of proxy and return it at once in the envelope enclosed for that purpose.

                                      By Order of the Board of Directors,

                                      Peter Myerson, Clerk


March 4, 1999

                        INTERNATIONAL ELECTRONICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John Waldstein and Heath Paley and each of them, with full power of substitution, as the true and lawful attorney in fact and proxy for the undersigned to vote all shares of common stock of International Electronics, Inc. (the "Company") which the undersigned is entitled to vote at a Special Meeting of Shareholders to be held at the offices of Cohan, Rasnick, Myerson & Marcus, LLP, One State Street, Boston, Massachusetts 02109, at 10:00 a.m. on April 7, 1999 or any adjournment thereof, such proxy being directed to vote as specified on the reverse on the election of directors and other proposals and being authorized to vote in his own discretion for each proposal as to which a specified vote is not directed. The above named proxies are directed to vote all of the undersigned's shares as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE PROPOSALS.

                (Continued and to be signed on the other side.)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Special Meeting of Shareholders
                        INTERNATIONAL ELECTRONICS, INC.

                                April 7, 1999

--------------- Please Detach and Mail in the Envelope Provided ---------------

          Please mark your
A    [X]  votes as in this
          example.


                                   WITHHOLD
                              FOR  AUTHORITY
1.   To elect a Board                                 Nominees:  John Waldstein
     of four Directors to     [_]     [_]                        Heath Paley
     serve until the next                                        Diane Balcom
     annual meeting and until their successors                   Kenneth Moyes
     are chosen and qualified.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH THE
NOMINEE'S NAME ON THE LIST AT RIGHT.



2.   To approve the adoption of a 1999 Stock      FOR       AGAINST   ABSTAIN
     Option Plan.                                 [_]         [_]       [_]

Management recommends a vote FOR this action.

3.   To consider and act upon such other
     business or further business as may          [_]         [_]       [_]
     properly come before the meeting.

Management recommends a vote FOR this action.


     Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this Proxy or their substitutes will vote in accordance with their best judgment.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.



Signature of Shareholder
                         -------------------------------------------------------

Signature of Shareholder
                         -------------------------------------------------------

                                        Date
                                             -----------------------------------

IMPORTANT:  Please date this Proxy and sign Proxy exactly as your name appears hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign and their titles.